FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

                                                                                      Delaware                                  1-9566                                    95-4087449
                                                                              (State of Incorporation)       (Commission File No.)   (IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California                 90401-1490
                                                                              (Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:       (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 6

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the loan delinquency data and estimated loan loss provision, and preliminary summary monthly financial data as of and for the period ended December 31, 2007 attached as Exhibit 99.1 and 99.2 respectively, which are being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

     (d)   Exhibits

          99.1           Press release dated January 15, 2008 reporting the loan delinquency data and estimated loan loss provision at December 31, 2007
             99.2           Preliminary Monthly Financial Data as of and for the period ended December 31, 2007 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: January 15, 2008                                                                                                                               By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit                                                                                                                                                                                                                                                                                                               Page

  99.1           Press release dated January 15, 2008 reporting the loan delinquency data and estimated loan loss provision at December 31, 2007                                                                      4
  99.2           Preliminary Monthly Financial Data as of and for the period ended December 31, 2007                                                                                                                                                  5-6

EXHIBIT 99.1

FIRSTFED FINANCIAL CORP.
PRESS RELEASE

FIRSTFED REPORTS RISING DELINQUENCIES AT DECEMBER 31, 2007

Santa Monica, California, January 15, 2008 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that, due to rising single family loan delinquencies, the provision for loan losses for the current quarter is expected to be between $20 million and $23 million, compared with $4.5 million that was recorded for the third quarter of 2007.

Non-accrual single family loans at December 31, 2007 rose to approximately $180 million, from $83 million at September 30, 2007, while single family loans thirty to eighty-nine days delinquent rose to approximately $237 million, from $72 million at September 30, 2007.  Adjustable rate mortgages that have reached their maximum allowable negative amortization, which now require an increased payment, are a contributing factor in the higher level of delinquent loans.

In addition to the higher level of loan loss expense, the Company will record approximately $2 million in additional expense during the quarter related to the move of the corporate headquarters.  Most of this expense relates to a several month overlap in the lease periods of the new and old headquarters buildings. It should be noted that we decided to relocate our headquarters as the renewal rental rates for our current facility are nearly twice what we will be incurring in our new facility.

These higher estimates for loan loss expense and occupancy related expense are preliminary and unaudited.  The company expects to issue its year end earnings release on Friday January 25, 2008.

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company’s business, the California real estate market, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

Contact: Douglas Goddard, Executive Vice President
(310) 319-6014

PRELIMINARY MONTHLY REPORT OF OPERATIONS FOLLOWS

EXHIBIT 99.2

	First Federal Bank of California PRELIMINARY MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended December 31, 2007	As of, for the month ended November 30, 2007	As of, for the month ended December 31, 2006	As of, for the 12 months ended December 31, 2007	As of, for the 12 months ended December 31, 2006

Cash and investment Securities	$370,762	$392,042	$462,940	$370,762	$462,940
Total mortgage-backed Securities	$46,435	$46,417	$57,197	$46,435	$57,197
Total assets	$7,219,930	$7,288,069	$9,295,587	$7,219,930	$9,295,587

LOANS:
Total loans	$6,523,364	$6,582,415	$8,517,452	$6,523,364	$8,517,452

Loans funded:
Single-family loans	$33,393	$38,269	$98,592	$650,511	$1,929,686
Multi-family loans	74,539	60,702	1,700	366,236	229,332
Commercial & industrial real estate loans	9,935	3,160	-	28,460	11,757
Other loans	3,263	6,592	3,533	28,933	34,495
Total loans funded:	$121,130	$108,723	$103,825	$1,074,140	$2,205,270
Loans originated for third parties:	-	1,000	6,690	110,073	76,699
Total loans originated:	$121,130	$109,723	$110,515	$1,184,213	$2,281,969

Percentage of ARMs originated:	39%	42%	44%	51%	88%

Loan repayments:
Single-family loans	$130,010	$101,606	$225,657	$1,964,885	$2,365,361
Multi-family & commercial real estate loans	25,798	49,389	72,250	536,442	432,246
Other loans	1,159	1,817	2,464	44,084	51,471
	$156,967	$152,812	$300,371	$2,545,411	$2,849,078

Loans sold	$-	$-	$55,743	$417,191	$481,608
Percentage of adjustable rate loans to the total portfolio	90.18%	91.58%	97.11%	90.18%	97.11%
Non-performing assets to total assets ratio	2.79%	2.34%	0.21%	2.79%	0.21%

BORROWINGS:
Federal Home Loan Bank advances	$2,084,000	$2,041,000	$1,490,000	$2,084,000	$1,490,000
Reverse repurchase agreements	$120,000	$120,000	$978,448	$120,000	$978,448

DEPOSITS:
Retail deposits	$3,107,490	$3,115,018	$2,866,740	$3,107,490	$2,866,740
Wholesale deposits	1,061,458	1,145,397	3,035,378	1,061,458	3,035,378
	$4,168,948	$4,260,415	$5,902,118	$4,168,948	$5,902,118
Net increase (decrease)	$(91,467)	$(121,549)	$(49,321)	$(1,733,171)	$1,517,064

AVERAGE INTEREST RATES (CONSOLIDATED):
	As of, for the month ended December 31, 2007	As of, for the month ended November 30, 2007	As of, for the month ended December 31, 2006	As of, for the 12 months ended December 31, 2007	As of, for the 12 months ended December 31, 2006
Yield on loans	7.52%	7.60%	7.99%	7.88%	7.24%
Yield on investments	5.42%	5.44%	5.62%	5.52%	5.18%
Yield on earning assets	7.38%	7.46%	7.85%	7.74%	7.12%
Cost of deposits	4.17%	4.26%	4.53%	4.38%	4.07%
Cost of borrowings	4.93%	5.20%	5.41%	5.32%	4.87%
Cost of money	4.44%	4.57%	4.80%	4.68%	4.41%
Earnings spread	2.94%	2.89%	3.05%	3.06%	2.71%
Effective net spread	3.27%	3.25%	3.42%	3.42%	2.97%